UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2019 (December 17, 2019)

CF FINANCE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38759	47-3806343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange onwhich registered
Units, each consisting of one share of Class A common stock and three-quarters of one redeemable warrant	CFFAU	The Nasdaq Stock Market

Class A common stock, par value $0.0001 per share	CFFA	The Nasdaq Stock Market

Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	CFFAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2019, CF Finance Acquisition Corp. (the “Company”) was notified by the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Staff had determined to initiate procedures to delist the Company’s securities due to the Company’s non-compliance, following the termination of the phase-in period, with the majority independent board and audit committee composition requirements set forth in Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2), respectively, (collectively, the “Rules”) which procedures will be stayed once the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

On December 19, 2019, the Company timely requested a hearing before the Panel, which request served to stay any such delisting action by Nasdaq pending the outcome of the hearing process. Based on discussions with the Staff, the Company expects Nasdaq to cancel the hearing and any delisting actions provided the Company complies with the Rules prior to the hearing date. The Company expects to comply with the Rules prior to the hearing date by electing a new independent director by early January 2020 along with reducing the number of sponsor-related (and therefore non-independent) directors to two in which case the Company would request that the Staff confirm the Company’s compliance status and, upon such confirmation, the hearing and such delisting actions would be canceled.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2019, Steven Bisgay informed the Board of his intention to resign as director and Chief Financial Officer of the Company effective as of January 1, 2020. The Company has identified a strong candidate for the Chief Financial Officer position who is currently awaiting Board approval.

Item 5.07.	Submission of Matters to Vote of Security Holders.

On December 18, 2019, the Company held its 2019 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) re-elected three directors to serve as the Class I directors on the Board until the 2021 annual meeting of stockholders or until their successors are elected and qualified and (ii) ratified the selection by the audit committee of the Board of WithumSmith+Brown, PC (“Withum”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Steven Bisgay, Robert G. Sharp and Anshu Jain were re-elected to serve as the Class I directors. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Steven Bisgay	17,139,356	7,500,984	0
Anshu Jain	17,139,356	7,500,984	0
Robert G. Sharp	22,558,094	2,082,246	0

Proposal No. 2 – Ratification of independent registered public accounting firm

The stockholders ratified the selection of Withum to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
24,631,190	9,150	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2019

CF FINANCE ACQUISITION CORP.

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman and Chief Executive Officer